UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

KESTRA MEDICAL TECHNOLOGIES, LTD.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-42549	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 279-8002

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	KMTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2025, Kestra Medical Technologies, Ltd., a Bermuda exempted company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Piper Sandler & Co., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), related to an underwritten public offering (the “Offering”) of 6,900,000 common shares, par value $1.00 per share (the “Common Shares”), at a purchase price per share of $23.00 (the “Offering Price”). The aggregate number of Common Shares offered pursuant to the Offering included 900,000 Common Shares issued pursuant to the exercise in full of the Underwriters’ option to purchase additional shares at the Offering Price, less any underwriting discounts and commissions. The Offering closed on December 4, 2025.

The Common Shares were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-291854), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on December 1, 2025, which became effective on December 2, 2025 and the Company’s registration statement on Form S-1 MEF (File No. 333-291905), which was filed by the Company with the SEC under the Securities Act and which became effective on December 2, 2025.

Net proceeds from the Offering were approximately $148.4 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to support sales and marketing activities, to drive ongoing commercialization, to further fund its research and development and clinical studies and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Underwriters, as well as termination and other customary provisions.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company, its subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants, and any description thereof alone, may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 2, 2025 by and among Kestra Medical Technologies, Ltd., BofA Securities, Inc., Piper Sandler & Co., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2025	Kestra Medical Technologies, Ltd.

	By:	/S/ Brian Webster
	Name:	Brian Webster
	Title:	President, Chief Executive Officer and Director